Exhibit 24.1

POWER OF ATTORNEY

Each of the undersigned officers and directors of Navidea Biopharmaceuticals Company, Inc., a Delaware corporation (the “Company”), hereby appoints Mark J. Pykett and Brent L. Larson as his true and lawful attorneys-in-fact, or either of them, with power to act without the other, as his true and lawful attorney-in-fact, in his name and on his behalf, and in any and all capacities stated below, to sign and to cause to be filed with the Securities and Exchange Commission (the “Commission”), the Company’s Registration Statement on Form S-3, including exhibits thereto and all documents in connection therewith (the “Registration Statement”) and any and all amendments, including post-effective amendments, to the Registration Statement, hereby granting unto such attorneys-in-fact, and to each of them, full power and authority to do and perform in the name of and on behalf of the undersigned, in any and all such capacities, every act and thing whatsoever necessary to be done in and about the premises as fully as the undersigned could or might do in person, hereby granting to each such attorney-in-fact full power of substitution and revocation, and hereby ratifying all that any such attorney-in-fact or his substitute may do by virtue hereof.

IN WITNESS WHEREOF, the undersigned have signed these presents this 26th day of September, 2012.

Signature	Title

/s/ Mark J. Pykett	President, Chief Executive Officer and Director
Mark J. Pykett, V.M.D., Ph.D.

/s/ Gordon A. Troup	Chairman of the Board of Directors
Gordon A. Troup

Director
Peter F. Drake, Ph.D.

/s/ Brendan A. Ford	Director
Brendan A. Ford

/s/ Jess E. Jones	Director
Jess E. Jones, M.D.

/s/ Eric K. Rowinsky	Director
Eric K. Rowinsky, M.D.